UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

CTS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4925 Indiana Avenue
Lisle, Illinois		60532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (630) 577-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on May 14, 2026. At the Annual Meeting, all director nominees were elected. Proposals 2 and 3 were approved. The proposals below are described in more detail in the Company’s definitive proxy statement filed on April 2, 2026 (the “Proxy Statement”) for the Annual Meeting. The final results were as follows:

PROPOSAL 1 – Election of eight directors until the next annual meeting of shareholders:

DIRECTOR NOMINEE	NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS	NUMBER OF BROKER NON-VOTES
Donna M. Costello	25,587,200	97,050	9,188	825,870
Amy M. Dodrill	25,634,413	47,914	11,111	825,870
William S. Johnson	25,186,497	497,885	9,056	825,870
Kimberly Banks MacKay	25,638,499	47,531	7,408	825,870
Kieran M. O’Sullivan	25,380,534	305,629	7,275	825,870
Robert A. Profusek	24,632,574	1,053,874	6,990	825,870
Randy L. Stone	25,631,137	53,245	9,056	825,870
Alfonso G. Zulueta	25,552,599	127,033	13,806	825,870

PROPOSAL 2 – Approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the Proxy Statement:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS	NUMBER OF BROKER NON-VOTES
25,021,506	655,182	16,750	825,870

PROPOSAL 3 – Ratification of the appointment of Grant Thornton, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

NUMBER OF VOTES FOR	NUMBER OF VOTES AGAINST	NUMBER OF ABSTENTIONS
25,989,929	522,284	7,095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

Date:	May 19, 2026	By:	/s/ Mark Pacioni
Mark Pacioni Vice President, Chief Legal and Administrative Officer and Corporate Secretary